EXECUTION VERSION

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MASTER ACCOUNTS
RECEIVABLE PURCHASE AGREEMENT

This SECOND AMENDMENT to the SECOND AMENDED AND RESTATED MASTER
ACCOUNTS RECEIVABLE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of June 27, 2016 (as it may be modified, supplemented or amended from time to time in accordance with its terms) by and among the following parties:

(i) CSRA LLC (F/K/A CSC GOVERNMENT SOLUTIONS LLC), a Nevada limited liability company (“CSRA,” the “Seller” and “Seller Representative”);
(ii) each PURCHASER party hereto; and
(iii) THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMUNY”),
as administrative agent (the “Administrative Agent”).

BACKGROUND

WHEREAS, the parties hereto have entered into the Second Amended and Restated Master Accounts Receivable Purchase Agreement, dated as of October 1, 2015 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Existing Agreement”); and

WHEREAS, the parties hereto seek to modify the Existing Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

AGREEMENT

1.	Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Existing Agreement.

2.	Amendments to the Existing Agreement. The Existing Agreement is hereby amended as follows:

(a)	The definition of “Repurchase Event” set forth in Section 1.1 of the Existing Agreement is amended in its entirety as follows:
“Repurchase Event” means, with respect to any Purchased Receivable: (i) any representation or warranty made by a Seller in Section 9.2 with respect to such Purchased Receivable shall be materially inaccurate, incorrect or untrue on any date as of which it is made or deemed to be made; (ii) a Dispute shall have occurred with respect to such Purchased Receivable; (iii) the breach of any covenant made by a Seller in Section 4.3, Section 5.1, Section 5.2 or Section 10.1 with respect to such Purchased Receivable; or (iv) the Administrative Agent elects to cause the applicable Seller to repurchase an Eligible Unbilled Receivable in accordance with Section 2.9.
(b) Section 2.9 of the Existing Agreement is restated in its entirety as follows:
“2.9 Eligible Unbilled Receivables. The Seller Representative shall procure that each Eligible Unbilled Receivable sold, transferred and assigned to the Administrative Agent hereunder will be the subject of an Invoice as soon as reasonably practicable, and in any event within ten (10) Business Days following the Seller Representative’s receipt of a written request to issue such Invoice from the Administrative Agent; provided, however, that if any Approved Obligor becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, the Seller Representative shall promptly (and in any event, within five (5) Business Days) issue an Invoice for each Purchased Receivable that is an Eligible Unbilled Receivable payable by such Approved Obligor, and shall provide the Administrative Agent with a copy of each such Invoice. In the event of the occurrence of an event or condition of the type described in clauses (i) and (iii) of the definition of Facility Suspension Event, the Administrative Agent shall have the option to (i) retain ownership of any
Eligible Unbilled Receivable and/or (ii) cause the applicable Seller to repurchase such Eligible Unbilled Receivable from the Administrative Agent pursuant to Section 11. The Administrative Agent shall promptly inform the Seller Representative following any such event or condition of its decision to either retain ownership or cause a Repurchase Event with respect to any such Eligible Unbilled Receivable. In the event that the Administrative Agent elects to retain ownership of any Eligible Unbilled Receivable after any such event or condition, the Seller Representative shall promptly (and in any event, within five (5) Business Days) issue an Invoice for any such retained Eligible Unbilled Receivable. Upon issuance by the relevant Seller of an Invoice for a Purchased Receivable that is an Eligible Unbilled Receivable, such Purchased Receivable shall immediately become a Billed Receivable for purposes hereof (the date upon which such Purchased Receivable becomes a Billed Receivable, the “Conversion Date”).”

(c) Section 14.3 of the Existing Agreement is amended by replacing the proviso that appears after the semicolon in its entirety with the following new proviso:

“provided that the Administrative Agent or such Purchaser may only exercise its right of setoff in this Section 14.3 if a Facility Suspension Event of the type described in clauses (i) and (iii) of the definition thereof has occurred and is continuing with respect to such Seller.”

3. Conditions to Effectiveness. This Amendment shall be effective as of the date on which (i) the Purchasers receive a counterpart of this Amendment duly executed and delivered by each of the parties hereto and
(ii) the Purchasers shall have received the Confirmation and acknowledgement attached to this Amendment as Annex I duly executed and delivered by an authorized officer of the Guarantor.

4. Certain Representations, Warranties and Covenants. The Seller hereby represents and warrants to the Purchaser, as of the date hereof that:
(a) the representations and warranties made by it in the Existing Agreement and in any other Purchase Document to which it is a party are true and correct both as of the date hereof and immediately after giving effect to this Amendment; and
(b) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Existing Agreement (as amended hereby) and the other Purchase Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment, the Existing Agreement (as amended hereby) and the other Purchase Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

5. Reference to, and Effect on the Existing Agreement and the Purchase Documents.
(a) The Existing Agreement (except as specifically amended herein) and the other Purchase Documents shall remain in full force and effect and the Existing Agreement and such other Purchase Documents are hereby ratified and confirmed in all respects by each of the parties hereto.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Purchaser, nor constitute a waiver of any provision of, the Existing Agreement or any other Purchase Document.

(c) After this Amendment becomes effective, all references in the Existing Agreement or in any other Purchase Document to “the Master Accounts Receivable Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Existing Agreement, shall be deemed to be references to the Existing Agreement as amended by this Amendment.

(d) To the extent that the consent of any party hereto, in any capacity, is required under the Purchase Documents or any other agreement entered into in connection with the Purchase Documents with respect to any of the amendments or other matters set forth herein, such Person hereby grants such consent.

6. Further Assurances. The Seller agrees to do all such things and execute all such documents and instruments as the Purchaser may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

7. Costs and Expenses. The Seller agrees to pay on demand all reasonable costs (including reasonable attorneys’ fees and expenses) and expenses the Administrative Agent incurs in connection with the preparation, negotiation, documentation and delivery of this Amendment.

8. Purchase Document. This Amendment is a Purchase Document.
9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Seller and the Administrative Agent and each Purchaser, and their respective successors and assigns.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts; each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or electronic copy of an executed counterpart of this Amendment shall be effective as an original for all purposes.

11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTIONS 51401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

12. Section Headings. Section headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

13. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW
YORK BRANCH,as Administrative Agent

By: Thomas J. Educate
Print Name: Thomas J. Educate
Title: Managing Director

Accepted, agreed, and consented to as of
the date first above written:

CSRA LLC (f/d/a CSC GOVERNMENT SOLUTIONS LLC),    as Seller and Seller Representative

By: /s/ Kevin M. Libby
Print Name: Kevin M. Libby
Title: Vice President and Treasurer

Accepted, agreed and consented to as of
The date first above written:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW
YORK BRANCH, as Purchaser

By: /S/ Thomas J Educate
Print Name: Thomas J. Educate
Title: Managing Director

THE BANK OF NOVA SCOTIA,
As Purchaser

By: /S/ Jonathan Khan
Print Name: Jonathan Khan
Title: Director

MIZUHO BANK, LTD.,
As Purchaser

By: /S/ David Lim
Print Name: David Lim
Title: Authorized Signatory

ANNEX I

CONFIRMATION AND ACKNOWLEDGEMENT

This CONFIRMATION AND ACKNOWLEDGEMENT (“Confirmation”), is executed and delivered by CSRA Inc. (f/k/a Computer Sciences Government Services Inc.), a Nevada corporation (the “Guarantor”).

1.
Reference is made to the Guaranty, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “Guaranty”), delivered by the Guarantor in connection with the Agreement (defined below).

2.
Reference is further made to the First Amendment to the Agreement, dated as of the date hereof (the “Amendment”), to the Second Amended and Restated Master Accounts Receivable Purchase Agreement, dated October 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among CSC GOVERNMENT SOLUTIONS LLC, a Nevada limited liability company, each PURCHASER party thereto and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent.

3.	The Guarantor hereby consents to the Amendment. The Guarantor hereby confirms that notwithstanding the effectiveness of the Amendment, the Guaranty shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Confirmation and Acknowledgment to be duly executed and delivered as of February 26, 2016.

CSRA Inc. (formerly known as COMPUTER SCIENCES GOVERNMENT SERVICES INC.), as Parent Guarantor

By: /s/ David F Keffer
Print Name: David F. Keffer
Title: EVP, CFO